As filed with the Securities and Exchange Commission on February 8, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	3823	93-1151989
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street

Portland, Oregon 97210-1818

(503) 227-7908

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SCHMITT INDUSTRIES, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

(Full title of the plan)

Ann M. Ferguson

Chief Financial Officer

2765 N.W. Nicolai Street

Portland, Oregon 97210-1818

(503) 227-7908

(Address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Mark von Bergen, Esq.

Holland & Knight LLP

2300 U.S. Bancorp Tower

111 S.W. Fifth Avenue

Portland, Oregon 97204

(503) 227-7908

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, no par value	500,000	$2.87	$1,435,000	$173.92

(1)

Covers 500,000 shares of Common Stock of Schmitt Industries, Inc. (the “Company”) issuable under the Amended and Restated Schmitt Industries, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Company’s Common Stock as may be issuable under the 2014 Plan pursuant to stock splits, stock dividends or similar transactions.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the $2.92 (high) and $2.82 (low) sale price of the Company’s Common Stock as reported on the Nasdaq Capital Market on February 4, 2019, which date is within five business days prior to filing this Registration Statement.

Part I

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Schmitt Industries, Inc. (the “Company”) for the purpose of registering 500,000 shares of the Company’s Common Stock under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”).

This Registration Statement also includes a reoffer prospectus that may be used for the offer and sale of “control securities,” as such term is defined in General Instruction C to Form S-8, which have been or will be acquired pursuant to the 2014 Plan by officers and directors of the Company who may be deemed to be “affiliates” of the Company, as that term is defined in Rule 405 under the Securities Act. The reoffer prospectus contained herein has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3. Pursuant to Rule 429 of the Securities Act, the reoffer prospectus relates to the shares of Common Stock covered by this Registration Statement.

REOFFER PROSPECTUS

SCHMITT INDUSTRIES, INC.

500,000 Shares of Common Stock

This reoffer prospectus relates to 500,000 shares of our Common Stock that may be reoffered or resold, from time to time, by certain selling shareholders described in this reoffer prospectus, all of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired under the Schmitt Industries, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”).

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on any stock exchange, market or trading facility on which our Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the shares of Common Stock by the selling shareholders.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SMIT.” On February 4, 2019, the closing price of our Common Stock was $2.84 on the Nasdaq Capital Market.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 of this reoffer prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 8, 2019.

REOFFER PROSPECTUS

ABOUT THIS REOFFER PROSPECTUS

This reoffer prospectus is part of a registration statement on Form S-8 that we filed with the United States Securities and Exchange Commission (the “Commission”) using the Commission’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholder named herein may distribute the shares of Common Stock covered by this prospectus. This reoffer prospectus also covers any shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions.

A reoffer prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire reoffer prospectus, especially the section entitled “Risk Factors” beginning on page 8, and any supplements before making a decision to invest in our Common Stock.

Trademarks, service marks or trade names of any other companies appearing in this prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us, and/or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

You should rely only on the information contained in or incorporated by reference in this reoffer prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this reoffer prospectus. We are offering to sell, and seeking offers to buy, the securities described in this reoffer prospectus only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares or warrants. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or amendment to this prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference into this reoffer prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.

You should read this reoffer prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended May 31, 2018, as filed with the SEC on August 21, 2018, and elsewhere in the documents incorporated by reference into this reoffer prospectus.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this reoffer prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire reoffer prospectus, including the risks of investing in our Common Stock discussed under the section entitled “Risk Factors” contained in this reoffer prospectus and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus. You should also carefully read the information incorporated by reference into this reoffer prospectus, including our financial statements and related notes and the exhibits to the registration statement of which this reoffer prospectus forms a part.

The Company

Schmitt Industries, Inc., an Oregon corporation, (the “Company” or “Schmitt”) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer segment and the Measurement segment. For the Balancer segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China. Through its wholly owned subsidiary, Schmitt Measurement Systems, Inc., an Oregon corporation, the Company designs, manufactures and sells laser and white light sensors for distance, dimensional and area measurement for a wide variety of commercial applications and ultrasonic measurement products that accurately measure the fill levels of tanks holding propane, diesel and other tank-based liquids and transmit that data via satellite to a secure web site for display and data management (the Measurement segment).

Our primary objective is to provide the best possible products and quality for our customers and to create long-term growth for the Company through our three main product lines with a market-based approach of designing and offering new products to our customers through both organic research and development and through strategic partnerships. We seek to leverage our core strengths as an engineering and product leader to expand customer access, add new capabilities to our existing products and continue to diversify our product offerings. We believe that successful execution of this strategy will lead to a transformation of our product portfolio towards increased sales, better margins and improved competitive position.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this reoffer prospectus, including our Annual Report on Form 10-K for the year ended May 31, 2018. For instructions on how to find copies of these documents, see the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Company Information

The Company was originally incorporated under the laws of British Columbia, Canada on January 11, 1984, and the name of the Company was changed to Schmitt Industries, Inc. effective April 1987. In 1995, the Company reincorporated under the laws of the State of Oregon and moved its corporate office to Portland, Oregon. Our Common Stock was traded on the Vancouver Stock Exchange from April 1987 to February 1995 when we voluntarily delisted from the exchange. Since January 1995, our common stock has been traded on the Nasdaq, first under the symbol “SMITF” through February 1996 and since then under the symbol “SMIT.”

Our principal executive offices are located at 2765 NW Nicolai St., Portland, Oregon 97210, and our telephone number at that location is (503) 227-7908. Our Internet address is www.schmitt-ind.com. Except for the documents incorporated by reference in this reoffer prospectus, the information contained on our website is not part of this reoffer prospectus and should not be relied upon in connection with making an investment decision.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the Common Stock being offered. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section entitled “Disclosure Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of shares of Common Stock under this reoffer prospectus. The Company will not receive any proceeds from these sales. We have agreed to pay all expenses relating to registering the Common Stock covered by this reoffer prospectus. The selling shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Common Stock covered hereby.

SELLING SHAREHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling shareholders listed below of an aggregate of up to 500,000 shares of Common Stock issued or issuable pursuant to the exercise of option grants made to such selling shareholders under the 2014 Plan, which shares constitute “control securities” within the meaning of Form S-8.

The following table sets forth, as of December 31, 2018, certain information regarding the selling shareholders, the shares of our Common Stock that may be reoffered and resold by this reoffer prospectus, and other Common Stock beneficially owned by them. Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Information with respect to “Shares Beneficially Owned prior to Offering” includes the shares issuable upon exercise of all stock options held by the selling shareholders that are exercisable within 60 days of December 31, 2018. “Shares Offered by this Reoffer Prospectus” includes the shares that may be acquired by the selling shareholders pursuant to the exercise of stock options granted or the vesting of Restricted Stock Units (“RSUs”) to the selling shareholders pursuant to the 2014 Plan, including some shares that are issuable upon the exercise of stock options that may be exercisable more than 60 days from December 31, 2018. Information with respect to “Shares Beneficially Owned after Offering” and “Percentage of Shares Beneficially Owned after Offering” assumes the sale of all of the shares offered by the selling shareholders under this reoffer prospectus but no other purchases or sales of our Common Stock by the selling shareholders and includes, with respect to each individual selling shareholder, any remaining shares which the selling shareholder has the right to acquire within 60 days of December 31, 2018 (but any such remaining shares are not deemed outstanding for computing the percentage of any other person). Each of the selling shareholders has voting and investment control power over the Common Stock issuable to them pursuant to such options and RSUs.

The RSUs vest on the first date prior to December 1, 2022 (the “Termination Date”), if any, that the average closing price of the Common Stock as reported on the Nasdaq Capital Market for any fifteen (15) consecutive trading days immediately prior to such date (“15-Day Average Price”) is greater than or equal to the corresponding Target Price set forth in the table below, provided that the recipient of the RSUs remains on the Board of the Company as of the applicable vesting date. If a Qualifying Event (as defined below) is completed prior to the Termination Date, any remaining RSUs immediately vest, provided that the director remains on the Board on the date the Qualifying Event is completed. All RSUs that have not vested on or before the Termination Date shall be forfeited.

The occurrence of any of the following with Board and, if required by law, shareholder approval shall constitute a “Qualifying Event”: (x) the Company publicly discloses its intent to terminate its registration of the Common Stock under Section 12(g) of the Securities and Exchange Act of 1934; (y) the Company shall have commenced a self-tender offer for not less than 33% of the Company’s shares of Common Stock outstanding immediately preceding the self-tender offer at an offer price at least equal to the 15-Day Average Price applicable on the date the offer price is determined by the Company’s Board of Directors; and (z) the Company shall have completed any other extraordinary transaction in which more than 15% of its current outstanding shares were issued as part of such transaction. Any dividends paid in cash, securities, or other property by the Company shall reduce the Target Price set forth in the table below by an amount equal to the value of the dividend.

The vesting information with respect to the RSUs issued to Charles Davidson and Andrew P. Hines is as follows:

Number of RSUs Vested	Target Price
5,000	$2.70
3,000	$2.90
3,000	$3.10
3,000	$3.30
3,000	$3.50
3,000	$3.70
3,000	$3.90
3,000	$4.10

The vesting information with respect to the RSUs issued to Michael R. Zapata is as follows:

Number of RSUs Vested	Target Price
6,000	$2.70
6,000	$2.90
6,000	$3.10
6,000	$3.30
6,000	$3.50
6,000	$3.70
6,000	$3.90
6,000	$4.10

The selling shareholders may offer and sell our Common Stock under this reoffer prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the Common Stock set forth below. This reoffer prospectus does not constitute a commitment by the selling shareholders to sell any or all of the stated number of their shares of Common Stock, and the actual number of shares of Common Stock offered and sold shall be determined, from time to time, by each selling shareholder at their sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this reoffer prospectus has been sold. In addition, a selling shareholder may have sold, transferred or otherwise disposed of all or a portion of such selling shareholder’s Common Stock since the date of the information in the following table. Information concerning the selling shareholders may change, from time to time, and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional options to purchase Common Stock or RSUs to the selling shareholders or to other affiliates under the 2014 Plan, we may supplement this reoffer prospectus to reflect the additional Common Stock issuable upon the exercise of such additional options and RSUs and/or the names of such affiliates and the amounts of common stock to be reoffered by them. The table below sets forth, as of December 31, 2018, the following information regarding the selling shareholders:

•	the number of shares of Common Stock beneficially owned by each selling shareholder prior to this offering;

•	the number of shares of Common Stock to be offered by each selling shareholder in this offering;

•	the number of shares of Common Stock to be beneficially owned by each selling shareholder assuming the sale of all of the Common Stock covered by this reoffer prospectus; and

•

the percentage of our issued and outstanding Common Stock to be owned by each selling shareholder assuming the sale of all of the Common Stock covered by this reoffer prospectus based on 3,994,545 shares of Common Stock issued and outstanding as of December 31, 2018.

All information with respect to the Common Stock ownership of the selling shareholders has been furnished by or on behalf of the selling shareholders. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the Common Stock reported as beneficially owned by them. Because the selling shareholders identified in the table may sell some or all of the Common Stock owned by them and covered by this reoffer prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the Common Stock owned beneficially by them that are covered by this reoffer prospectus, but will not sell any other Common Stock that they currently own.

Name of Selling Shareholder	Shares Beneficially Owned prior to Offering		Shares Offered by this Reoffer Prospectus	Shares Beneficially Owned after Offering	Percentage of Shares Beneficially Owned after Offering
Michael R. Zapata, Executive Chairman and President	398,779	(1)	48,000	350,779	8.8%
Charles Davidson, Director	37,000	(2)	36,000	1,000	*
Andrew P. Hines, Director	26,000	(3)	26,000	—	—
David M. Hudson, Director	77,634	(4)	64,166	13,468	*
Ann M. Ferguson, Chief Financial Officer and Treasurer	68,333	(5)	33,333	35,000	*
David W. Case, Former Director and Executive Officer	137,929	(6)	28,333	109,596	2.7%
Maynard E. Brown, Former Director	43,194	(7)	17,500	25,694	*
Michael J. Ellsworth, Former Chairman and Director	58,366	(8)	34,500	23,866	*

*	Less than 1%.
(1)	Includes 350,779 shares of Common Stock held as of December 31, 2018 and 48,000 shares of Common Stock issuable upon vesting of RSUs, assuming all RSUs vest within 60 days of December 31, 2018.
(2)

Includes 1,000 shares of Common Stock held as of December 31, 2018, 10,000 shares of Common Stock subject to stock options that are exercisable within 60 days of December 31, 2018 and 26,000 shares of Common Stock issuable upon vesting of RSUs, assuming all RSUs vest within 60 days of December 31, 2018.

(3)	Includes 26,000 shares of Common Stock issuable upon vesting of RSUs, assuming all RSUs vest within 60 days of December 31, 2018.
(4)	Includes 3,468 shares of Common Stock held as of December 31, 2018 and 74,166 shares of Common Stock subject to stock options that are exercisable within 60 days of December 31, 2018.
(5)

Includes 63,333 shares of Common Stock subject to stock options that are exercisable within 60 days of December 31, 2018 and 5,000 shares of Common Stock issuable under a restricted stock award within 60 days of December 31, 2018.

(6)	Includes 79,596 shares of Common Stock held as of December 31, 2018 and 58,333 shares of Common Stock subject to stock options that are exercisable within 60 days of December 31, 2018.
(7)	Includes 15,694 shares of Common Stock held as of December 31, 2018 and 27,500 shares of Common Stock subject to stock options that are exercisable within 60 days of December 31, 2018.
(8)

Includes 13,866 shares of Common Stock held as of December 31, 2018, 42,500 shares of Common Stock subject to stock options that are exercisable within 60 days of December 31, 2018 and 2,000 shares of Common Stock issuable under a restricted stock award within 60 days of December 31, 2018.

PLAN OF DISTRIBUTION

The selling shareholder and any of its pledgees, assignees and successors-in-interest (each, a selling shareholder, provided that a prospectus supplement naming any such pledgee, assignee or successor-in-interest has been filed with the Commission) may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholder may use any one or more of the following methods when selling securities:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this reoffer prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholder to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling shareholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.

The selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The selling shareholder will be subject to the reoffer prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The selling shareholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholder.

We intend to keep the registration statement of which this reoffer prospectus is a part effective until the earlier of the date on which (a) the shares of Common Stock have been sold or otherwise transferred pursuant to this reoffer prospectus; (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this reoffer prospectus available to the selling shareholder and have informed it of the need to deliver a copy of this reoffer prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The consolidated financial statements of Schmitt Industries, Inc. incorporated in this Registration Statement on Form S-8 by reference from Schmitt Industries, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2018, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Common Stock offered by this reoffer prospectus will be passed on by Holland & Knight LLP, Portland, Oregon.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3. The Commission allows this filing to “incorporate by reference” information that we have previously filed with the Commission. This means that we can disclose important information to you by referring you to other documents that we have filed with the Commission. The information that is incorporated by reference is considered part of this prospectus, and information that we file later will automatically update and may supersede this information. For further information about us and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	Our annual report on Form 10-K for the fiscal year ended May 31, 2018, filed with the Commission on August 21, 2018;

•	Our quarterly report on Form 10-Q for the quarter ended August 31, 2018, filed with the Commission on October 15, 2018;

•	Our quarterly report on Form 10-Q for the quarter ended November 30, 2018, filed with the Commission on January 11, 2019;

•

Our current reports on Form 8-K filed with the Commission on July 18, 2018, September 14, 2018, October 12, 2018, October 18, 2018, November 1, 2018, November 30, 2018, December 20, 2018 and January 10, 2019;

•	Our definitive proxy statement for our 2018 annual meeting of shareholders, filed with the Commission on September 14, 2018;

•

All other reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the annual report on Form 10-K referred to above; and

•	The description of our common stock contained in Forms 8 and 8-A previously filed with the Commission and any amendments or reports filed for the purpose of updating such description.

All documents filed by us subsequent to those listed above with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the termination of this offering (including all such documents filed with the Commission after the date of the initial registration statement and prior to the effectiveness of the registration statement), shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

You may request a copy of all documents that are incorporated by reference in this reoffer prospectus by writing or telephoning us at the following address and number: Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210-1818, telephone (503) 227-7908. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this reoffer prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

This reoffer prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act. This reoffer prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the Commission. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements, and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings are also available on the Commission’s website. The address of this site is http://www.sec.gov.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are made available free of charge on our website at www.schmitt-ind.com.com as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commissions (the “Commission”), are hereby incorporated by reference in this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018, filed with the Commission on August 21, 2018;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2018, filed with the Commission on October 15, 2018;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2018, filed with the Commission on January 11, 2019;

•

The Company’s Current Reports on Form 8-K filed with the Commission on July 18, 2018, September 14, 2018, October 12, 2018, October 18, 2018, November 1, 2018, November 30, 2018, December 20, 2018 and January 10, 2019;

•	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 14, 2018;

•

All other reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

•	The description of the Company’s Common Stock contained in Forms 8 and 8-A previously filed with the Commission and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission.

Item 8.	Exhibits.

The list of exhibits in the Exhibit Index to this Registration Statement is incorporated herein by reference.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibits marked with an asterisk (*) are incorporated by reference to exhibits or appendices previously filed with the Securities and Exchange Commission, as indicated by the references in brackets. All other exhibits are filed herewith or are to be filed by amendment, if so noted below.

Number	Description

*2.1

Asset Purchase Agreement between Schmitt Industries, Inc., and Glenn Valliant, an individual doing business as Optical Dimensions, dated September  30, 2009.

Form 10-Q for the fiscal quarter ended November  30, 2009, Exhibit 2.1)]

*3.1	Second Restated Articles of Incorporation of Schmitt Industries, Inc. (Form 10-K for the fiscal year ended May 31, 1998, Exhibit 3(i))]

*3.2	Second Restated Bylaws of Schmitt Industries, Inc. (Form 10-K for the fiscal year ended May 31, 1998, Exhibit 3(ii))

5.1	Opinion of Holland & Knight LLP.

*10.1+	Schmitt Industries, Inc. 2004 Stock Option Plan. (Appendix B to Schedule 14A filed on August 23, 2004)

*10.2+	Schmitt Industries, Inc. 2014 Equity Incentive Plan. (Appendix A to Schedule 14A filed on August 26, 2014)

*10.3+	Schmitt Industries, Inc. Amended and Restated 2014 Equity Incentive Plan. (Appendix A to Schedule 14A filed on August 28, 2017)

23.1	Consent of Moss-Adams LLP

23.2	Consent of Holland & Knight LLP (included in the Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

+	Management contract or compensatory plan or arrangement required to be filed as an exhibit to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, Oregon on February 8, 2019.

Schmitt Industries, Inc.
(Registrant)

By:	/s/ Michael R. Zapata
Name:	Michael R. Zapata
Title:	Executive Chairman and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael R. Zapata and Ann M. Ferguson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on February 8, 2019.

Signature	Title

/s/ Michael R Zapata	Director, Executive Chairman and President
Michael R. Zapata	(Principal Executive Officer)

/s/ Ann M. Ferguson	Chief Financial Officer and Treasurer
Ann M. Ferguson	(Principal Financial and Accounting Officer)

/s/ Charles Davidson	Director
Charles Davidson

/s/ Andrew P. Hines	Director
Andrew P. Hines

/s/ David M. Hudson	Director
David M. Hudson